UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 15, 2011

ATLAS CAPITAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	333-144645	20-5549779
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification Number)

2234 N. Federal Highway, Suite 330, Florida 33431
(Address of Principal Executive Offices)

(561) 488-7623
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On July 15, 2011, Atlas Capital Holdings, Inc. (the “Company”), announced the termination of the Company’s Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Atlas Capital Merger Subsidiary, Inc., a Nevada corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and Clean Energy Pathways, Inc. (“CEP”).  CEP’s management failed to pay certain expenses that CEP previously agreed to pay in order to complete the merger.

Under the terms of the Merger Agreement, upon completion of the merger all outstanding CEP common shares would have been cancelled and converted into the right to receive two (2) shares of the Company’s common stock for every one share of CEP’s common stock then held, and all outstanding CEP preferred shares will be cancelled and converted into shares of the Company’s preferred stock having 54% of the Company’s voting power.

Item 9.01 Financial Statement and Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS CAPITAL HOLDINGS, INC.
Registrant

Dated: July 15, 2011	/s/ Christopher K. Davies
Christopher K. Davies, President